Exhibit 99

GE HealthCare hosts 2024 Investor Day: focus on innovation to deliver precision care and drive growth

Company updates medium-term framework with progress toward financial goals; increases quarterly cash dividend by approximately 17%

CHICAGO — November 21, 2024 — GE HealthCare (Nasdaq: GEHC) will host its Investor Day today at Nasdaq MarketSite in New York, NY. The event begins at 8:00 am ET/ 7:00 am CT and can be viewed virtually here. Registration is required for in-person attendance.

The event will feature presentations from GE HealthCare President and CEO Peter Arduini, GE HealthCare Vice President and CFO Jay Saccaro, and other members of the management team, who will discuss the company’s vision and precision care strategy, progress since its spin-off from General Electric Company in 2023, and key growth areas. A technology showcase will follow the presentations for in-person attendees.

GE HealthCare President and CEO Peter Arduini said, “We are confident in our progress since spin and our path to accelerate growth driven by an exciting innovation pipeline. We look forward to continuing to execute on our growth strategy to help clinicians provide more precise, personalized care for patients, delivering on our purpose to create a world where healthcare has no limits.”

GE HealthCare Vice President and CFO Jay Saccaro said, “Our resilient business model positions us well on our medium-term trajectory. In particular, we have made excellent progress expanding our margins with clear line of sight to delivering additional upside in the future. We are also delighted to announce that we are increasing our quarterly dividend by approximately 17%, which reflects confidence in our business.”

Members of the GE HealthCare leadership team will discuss how the company plans to drive growth and deliver on its precision care strategy, including:
•Financial and operational progress since spin
•Growth opportunities across the Imaging, Advanced Visualization Solutions, Patient Care Solutions, and Pharmaceutical Diagnostics segments
•A robust pipeline of innovation driven by significant research and development investments, with a focus on disease states to address key healthcare challenges
•Advancements in its cloud-first, AI and digital strategy focused on AI on device, at the department level, and across the enterprise
•Radiopharmaceutical growth opportunities with proprietary molecules and deep engineering expertise across PET CT and MR to deliver high-quality imaging
•Strength in its differentiated commercial strategy focused on strategic, long-term enterprise partnerships
•Optimizing lean initiatives to drive efficiencies, deliver solid margin expansion, and generate strong cash flow
•Disciplined capital allocation strategy that includes organic investment, strategic M&A, and returning value to shareholders

Financial framework
Today, GE HealthCare reiterated its 2024 outlook as follows:

2024 Outlook
Organic revenue growth*	1% - 2% trending toward the lower end of range
Adjusted EBIT margin*	15.8% - 16.0% 70 - 90 bps growth
Adjusted ETR*	23% - 25% trending toward the lower end of range
Adjusted EPS*	$4.25 - $4.35 8% - 11% growth
Free cash flow*	Approximately $1.8 billion

During today’s event, GE HealthCare will present its medium-term financial targets as follows:

Medium-term 2026-2028 targets
Organic revenue growth*	Mid-single digit (4% - 6%)
Adjusted EBIT margin*	High-teens to 20%+
Adjusted EPS growth*	High-single digit to low-double digit
Free cash flow conversion*	90%+
*Non-GAAP financial measure.

The company provides its outlook on a non-GAAP basis. Refer to the Non-GAAP financial measures in outlook section below for more details.

Cash dividend increase for fourth quarter 2024
The Board of Directors of the company today declared a cash dividend of $0.035 per share of Common Stock for the fourth quarter of 2024, an increase of 17% from the previous quarter. The dividend will be payable on February 14, 2025 to all shareholders of record as of January 14, 2025.

GE HealthCare Investor Contact:
Carolynne Borders
(631) 662-4317
carolynne.borders@gehealthcare.com

GE HealthCare Media Contact:
Jennifer Fox
(414) 530-3027
jennifer.r.fox@gehealthcare.com

About GE HealthCare Technologies Inc.
GE HealthCare is a leading global medical technology, pharmaceutical diagnostics, and digital solutions innovator, dedicated to providing integrated solutions, services, and data analytics to make hospitals more efficient, clinicians more effective, therapies more precise, and patients healthier and happier. Serving patients and providers for more than 125 years, GE HealthCare is advancing personalized, connected, and compassionate care, while simplifying the patient’s journey across the care pathway. Together our Imaging, Advanced Visualization Solutions, Patient Care Solutions, and Pharmaceutical Diagnostics businesses help improve patient care from diagnosis, to therapy, to monitoring. We are a $19.6 billion business with approximately 51,000 colleagues working to create a world where healthcare has no limits.

Follow us on LinkedIn, X, Facebook, Instagram, and Insights for the latest news, or visit our website https://www.gehealthcare.com for more information.

Event webcast
GE HealthCare will broadcast the event live via webcast today starting at 8:00 am ET/7:00 am CT and it is expected to last approximately 3.5 hours. The webcast and accompanying slide presentation containing financial information can be accessed by visiting the Events and Reports page on GE HealthCare’s Investor Relations website at: https://investor.gehealthcare.com/events/event-details/ge-healthcare-investor-day-0. An archived version of the webcast will be available on the website after the call.

Non-GAAP financial measures in financial framework
The non-GAAP financial measures presented in this press release are supplemental measures of GE HealthCare’s performance and its liquidity that the company believes will help investors understand its financial condition, cash flows, and operating results, and assess its future prospects. When read in conjunction with the company’s U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in GE HealthCare’s underlying businesses and can be used by management as one basis for making financial, operational, and planning decisions. Descriptions of the reported non-GAAP measures are included below.

The company reports Organic revenue and Organic revenue growth rate to provide management and investors with additional understanding and visibility into the underlying revenue trends of the company’s established, ongoing operations, as well as provide insights into overall demand for its products and services. To calculate these measures, the company excludes the effect of acquisitions, dispositions, and foreign currency rate fluctuations.

The company reports earnings before interest and taxes (“EBIT”), Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted net income margin, Adjusted earnings per share (“Adjusted EPS”), and Adjusted EPS growth rate to provide management and investors with additional understanding of its business by highlighting the results from ongoing operations and the underlying profitability factors, on a normalized basis. To calculate these measures the company excludes, the following adjustments as applicable: Interest and other financial charges - net, Net (income) loss attributable to noncontrolling interests, Non-operating benefit (income) costs, Benefit (provision) for income taxes and certain tax related adjustments, and certain non-recurring and/or non-cash items. GE HealthCare may from time to time consider excluding other non-recurring items to enhance comparability between periods. Adjusted EBIT margin and Adjusted net income margin are calculated by taking Adjusted EBIT, or Adjusted net income, divided by Total revenues for the same period.

The company reports Adjusted tax expense and Adjusted effective tax rate (“Adjusted ETR”) to provide investors with a better understanding of the normalized tax rate applicable to the business and provide more consistent comparability across periods. Adjusted tax expense excludes the income tax related to the pre-tax income adjustments included as part of Adjusted net income and certain income tax adjustments, such as adjustments to deferred tax assets or liabilities. The company may from time to time consider excluding other non-recurring tax items to enhance comparability between periods. Adjusted ETR is Adjusted tax expense divided by income before income taxes less the pre-tax income adjustments referenced above.

The company reports Free cash flow and Free cash flow conversion to provide management and investors with an important measure of the ability to generate cash on a normalized basis and provide insight into the company’s flexibility to allocate capital. Free cash flow is Cash from (used for) operating activities - continuing operations, including cash flows related to the additions and dispositions of property, plant, and equipment (“PP&E”) and additions of internal-use software. Free cash flow does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the capital required for debt repayments. Free cash flow conversion is calculated by taking Free cash flow divided by Adjusted net income.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes. In order to compensate for the discussed limitations, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. No single financial measure should be relied on to evaluate our business.

Non-GAAP financial measures in outlook
GE HealthCare calculates forward-looking non-GAAP financial measures, including Organic revenue growth, Adjusted EBIT margin, Adjusted ETR, Adjusted EPS, Adjusted EPS growth, Free cash flow, and Free cash flow conversion based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. GE HealthCare does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or dispositions, timing and magnitude of restructuring activities, and revaluation of strategic investments, amongst other items. The timing and amounts of these items are uncertain and could have a substantial impact on GE HealthCare’s results in accordance with GAAP.

Forward-looking statements
This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about our business and expected financial performance, financial condition, and results of operations, including revenue, revenue growth, profit, taxes, earnings per share, and cash flows, and the company’s outlook and medium-term financial targets; and the company’s strategy, innovation, initiatives, and investments. These forward-looking statements involve risks and uncertainties, many of which are beyond the company’s control. Factors that could cause the company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, operating in highly competitive markets; the company’s ability to successfully complete strategic transactions; the actions or inactions of third parties with whom the company partners and the various collaboration, licensing, and other partnerships and alliances the company has with third parties; demand for the company’s products, services, or solutions and factors that affect that demand; management of the company’s supply chain and the company’s ability to cost-effectively secure the materials it needs to operate its business; disruptions in the company’s operations; changes in third-party and government reimbursement processes, rates, contractual relationships, and mix of public and private payers, including related to government shutdowns; the delayed China stimulus and the ongoing anti-corruption campaign; the company’s ability to attract and/or retain key personnel and qualified employees; global geopolitical and economic instability, including as a result of the conflict between Ukraine and Russia, the conflict in the Middle East, and the actions in the Red Sea region; public health crises, epidemics, and pandemics and their effects on the company’s business; maintenance and protection of the company’s intellectual property rights, as well as maintenance of successful research and development efforts with respect to commercially successful products and technologies; the impact of potential information technology, cybersecurity or data security breaches; compliance with the various legal, regulatory, tax, privacy, and other laws to which the company is subject, such as the Foreign Corrupt Practices Act and similar anti-corruption and anti-bribery laws globally, and related changes, claims, inquiries, investigations, or actions; the company’s ability to control increases in healthcare costs and any subsequent effect on demand for the company’s products, services, or solutions; the impacts related to the company’s increasing focus on and investment in cloud, edge, artificial intelligence, and software offerings; the impact of potential product liability claims; environmental, social, and governance matters; the company’s ability to operate effectively as an independent, publicly-traded company; and the company’s level of indebtedness, as well as its general ability to comply with covenants under its debt instruments and any related effect on the company’s business. Please also see the “Risk Factors” section of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the company or which it currently considers to be immaterial that could cause the company’s actual results to differ materially from those projected in any forward-looking statements the company makes. The company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.